SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 26, 2008

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 SECOND AVENUE
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2008 Leadership Bonus Plan

            On February 26, 2008, the Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of Washington Mutual, Inc. (the “Company”) established 2008 bonus targets and performance measures applicable to the Company’s executives, including the Chief Executive Officer, Chief Financial Officer, and the two other current executive officers whose compensation was disclosed in the Company’s 2007 proxy statement filed with the Securities and Exchange Commission (“SEC”) on March 19, 2007 (collectively, the “Named Executives”).

The Committee established target cash bonus amounts that eligible Company employees, including the Named Executives, will be entitled to earn for 2008 performance under the Company’s 2008 Leadership Bonus Plan (the “2008 Bonus Plan”).  For the 2008 Bonus Plan, the Committee established target bonuses for the Named Executives in the following amounts, which, as a percentage of applicable base salary, were unchanged from 2007:

Named Executive	2008 Target Bonus as a Percentage of 2008 Base Salary
Kerry K. Killinger	365%
Thomas W. Casey	179
Stephen J. Rotella	304
James B. Corcoran	137

Actual amounts payable to any Named Executive under the 2008 Bonus Plan may be up to 150% of the applicable target amount.

        For the 2008 Bonus Plan the Committee selected the following performance measures and relative weights:

        •      The Company’s 2008 net operating profit, weighted at 30%, calculated as operating profit before income taxes and excluding the effects of (i) loan loss provisions other than related to our credit card business and (ii)     expenses related to foreclosed real estate assets;

•      The Company’s 2008 noninterest expense, weighted at 25%, calculated to exclude expenses related to (i) business resizing or restructuring and (ii) foreclosed real estate assets;

•       The Company’s 2008 depositor and other retail banking fees, weighted at 25%; and

•       The Company’s 2008 customer loyalty performance, weighted at 20%, based upon a proprietary rating system designed by the Company and an outside vendor.

In evaluating Company financial performance, the Committee may adjust results to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment or a business or related to a change in accounting principle.

In light of the challenging business environment and the need to evaluate performance across a wide range of factors, the Committee will take a three-step approach to determine actual annual cash bonus payments.  Accordingly, after the end of 2008, the Committee will exercise its discretion under the 2008 Bonus Plan to determine the final cash bonus payouts for each executive officer, including the Named Executives, by:

1)      reviewing and considering performance results for the four pre-established Company performance measures noted above;

2)      reviewing other appropriate factors and measures of Company financial performance; in particular, the Committee will subjectively evaluate Company performance in credit risk management and other strategic actions that impact overall corporate profitability; and

3)      evaluating each executive’s individual performance during 2008 to determine whether it is appropriate to adjust the executive’s final bonus payout from the amount that would be payable based solely on the Committee’s assessment of Company performance under steps (1) and (2) above.

Election of Stephen I. Chazen to the Board of Directors

On February 26, 2008, Stephen I. Chazen was elected to the Board by the unanimous vote of the other members of the Board.  The Board also appointed Mr. Chazen to the Audit and Finance Committees of the Board.  Mr. Chazen will stand for re-election with other nominees at the Company’s 2008 Annual Meeting of Shareholders to be held April 15, 2008.  Mr. Chazen, age 61, has served as President and Chief Financial Officer of Occidental Petroleum Corporation, an international oil and gas exploration and production company, since December 2007.  Mr. Chazen has served as Occidental Petroleum’s Chief Financial Officer since 1999, also holding the titles of Senior Executive Vice President from 2004 to 2007 and Executive Vice President, Corporate Development from 1999 to 2004.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 26, 2008, the Board approved an amendment to the Company’s Restated Bylaws to increase the size of the Board to 14, in connection with the election of Stephen I. Chazen to the Board.  A copy of the amendment to the Company’s Restated Bylaws is attached to this Form 8-K as Exhibit 3.1.  The foregoing summary is qualified in its entirety by reference to Exhibit 3.1.

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure

As disclosed under Item 5.02, on February 26, 2008, the Board of Directors of the Company elected Stephen I. Chazen to the Board of Directors, effective immediately.  The Company’s press release announcing the election of Stephen I. Chazen to the Board of Directors is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

3.1	Restated Bylaws of the Company, as amended
99.1	Press Release of the Company dated March 3, 2008

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2008		WASHINGTON MUTUAL, INC.
	By:	/s/ Stewart M. Landefeld Stewart M. Landefeld Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated Bylaws of the Company, as amended
99.1	Press Release of the Company dated March 3, 2008